SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2003

Interactive Intelligence, Inc.

(Exact name of registrant as specified in its charter)

Indiana	000-27385	35-1933097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Interactive Way
Indianapolis, IN  46278

(Address of Principal Executive Offices)

317-872-3000

(Registrant’s telephone number, including area code)

Item 12.              Results of Operations and Financial Condition.

The following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On October 21, 2003, Interactive Intelligence, Inc. issued a press release describing its results of operations for its third quarter ended September 30, 2003. See the registrant’s press release attached hereto as Exhibit 99.1.

The press release contains certain information which is considered a non-GAAP financial measure (net loss excluding restructuring and other charges).  This information represents a financial measure used by the registrant’s management to evaluate the quarterly operating performance of the registrant.  The registrant’s management believes this non-GAAP measure provides the investors, potential investors, securities analysts and others with useful additional information to evaluate the performance of the registrant’s business because it excludes expenses (related to the restructuring of the registrant’s European operations and relocation of its worldwide headquarters) that are not indicative of the ongoing costs of operations.  See the registrant’s press release attached hereto as Exhibit 99.1 for the reconciliation of non-GAAP net loss to the GAAP net loss number for the periods presented.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence, Inc.
(Registrant)

Date: October 21, 2003	By:	/s/ Keith A. Midkiff
Keith A. Midkiff
Chief Financial Officer, Secretary Treasurer

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press release dated October 21, 2003